UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 19, 2005

MTI Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23418 (Commission File Number)	95-3601802 (I.R.S. Employer Identification No.)
14661 Franklin Avenue
Tustin, California 92780
(Address of Principal Executive Offices) (Zip Code)
(714) 481-7800
(Registrant’s Telephone Number,
Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Index to Exhibits
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On August 19, 2005, MTI Technology Corporation (the “Company”) entered into a Securities Purchase Agreement with EMC Corporation (“EMC”) and certain affiliates of Advent International Corporation (“Advent,” and collectively with EMC, the “Series B Purchasers”). The Series B Purchasers are also the holders of the Company’s Series A Convertible Preferred Stock, which was issued to them in June 2004, and the Company is a strategic partner of EMC.
     Pursuant to the terms of the Securities Purchase Agreement, the Company agreed, subject to stockholder approval and the satisfaction of certain customary closing conditions, to issue and sell to the Series B Purchasers in a private placement a number of shares of Series B Convertible Preferred Stock, par value $0.001 per share, equal to $20,000,000 divided by the purchase price per share, which will be the lesser of $19.50 or 10 times 90% of the average closing price per share of the Company’s common stock, par value $0.001 per share, on the Nasdaq SmallCap Market for the 15 trading days prior to (and not including) the closing date of the proposed private placement. There is no ceiling on the number of shares that could be issued upon consummation of the proposed private placement. For example, the average closing price per share of our Common Stock on the Nasdaq SmallCap market for the 15 trading days prior to August 19, 2005 was $2.052, which, if August 19, 2005 was the closing date of the Series B Convertible Preferred Stock sale, would require us to issue 1,082,954.3 shares of Series B Convertible Preferred Stock to the Purchasers. The actual number of shares issued may be greater than this, depending on the actual purchase price of the Series B Convertible Preferred Stock.
     Each share of Series B Convertible Preferred Stock will be convertible at any time at the option of the holder. Each share will initially be convertible into 10 shares of common stock, which will be subject to adjustment in certain circumstances as set forth in the Certificate of Designation that will govern the rights, preferences and privileges of the Series B Convertible Preferred Stock. The Company also agreed in the Securities Purchase Agreement to issue warrants to purchase a number of shares of common stock equal to 37.5% of the number of common shares into which the shares of Series B Convertible Preferred Stock are initially convertible.
     The Company further agreed in the Securities Purchase Agreement to enter into an Amended and Restated Investor Rights Agreement which will, upon consummation of the proposed private placement, amend and restate the Investor Rights Agreement, dated as of June 17, 2004, as amended, by and among the Company and the Series B Purchasers. Under the Amended and Restated Investor Rights Agreement, the Series B Purchasers holding a majority of the shares of the Company’s preferred stock, including both Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, may demand registration of their shares, provided the aggregate value of the registration is at least $5,000,000. The Company will be required to notify the investors of its intention to file a registration statement, including for a registered public offering involving an underwriting. The Series B Convertible Preferred Stock has priority over other types of the Company’s equity securities in the event that marketing factors require a limitation on the number of shares to be underwritten and registered. As a part of the Amended and Restated Investor Rights Agreement, the Company will agree to indemnify and hold harmless each investor participating in a registration as well as other specified persons. The Series B Purchasers will have the right to elect a Series B director to the Company’s board of directors. Additionally, the Company will grant EMC the right to designate a non-voting board observer, and will grant Advent or any of its affiliates the same right upon request from Advent.
     The Company’s board of directors, including each of the disinterested directors and excluding Michael Pehl, the director appointed by the holders of the Company’s Series A Convertible Preferred Stock, have approved the transactions contemplated by and in the Securities Purchase Agreement. Mr. Pehl is a Partner of Advent and may be deemed to have a financial interest in the Series B Purchasers who are affiliates of Advent. The Company’s board of directors, including each of the disinterested and independent directors and excluding Mr. Pehl, also approved a waiver of the Company’s code of conduct with respect to Mr. Pehl in connection with the transactions contemplated by and in the Securities Purchase Agreement in the event the transactions are deemed to constitute a conflict of interest under the Company’s code of conduct.
     The issuance of the Series B Convertible Preferred Stock and warrants will, if consummated, trigger an anti-dilution adjustment in the conversion price of the Series A Convertible Preferred Stock pursuant to the terms of its Certificate of Designation. The holders of the Series A Convertible Preferred Stock have agreed, however, that notwithstanding the terms of the Certificate of Designation (the “Series A Certificate”) governing the rights, preferences and privileges of the Company’s Series A Convertible Preferred Stock, the conversion price of the Series A Convertible Preferred Stock will not be reduced to less than $1.95 per share as a result of the issuance of the Series B Convertible Preferred Stock and warrants pursuant to the terms of the Securities Purchase Agreement.
     The Company further agreed in the Securities Purchase Agreement to, subject to stockholder approval and consummation of the proposed private placement, adopt a Certificate of Amendment (the “Certificate of Amendment”) of the Series A Certificate. The Certificate of Amendment will remove the “conversion threshold” provision that currently exists in the Series A Certificate. The conversion threshold provision caps the number of shares of the Company’s common stock that can be issued upon conversion of the Series A Convertible Preferred Stock, such that overall conversions of Series A Convertible Preferred Stock cannot, under any circumstances, result in the issuance of 20% or more of the common stock or voting power outstanding immediately prior to the issuance of the Series A Convertible Preferred Stock, and instead amounts that would otherwise be issuable but for the cap must be redeemed by the Company for cash. The conversion threshold provision was originally included in the Series A Certificate to comply with rules of the Nasdaq SmallCap Market that require issuers to obtain stockholder approval prior to issuing common stock or securities convertible into or exercisable for common stock at a price less than the greater of market or book value of those securities (on an as-converted basis) if the issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction. The Company was not required under applicable rules of the Nasdaq SmallCap Market to obtain stockholder approval of its June 2004 issuance of the Series A Convertible Preferred Stock in part because of the conversion threshold provision included in the Series A Certificate. If the Certificate of Amendment is approved and the proposed private placement is consummated, the holders of the Series A Convertible Preferred Stock will be entitled to convert their shares of Series A Convertible Preferred Stock (including accumulated and unpaid dividends payable thereon) into shares of the Company’s common stock without regard to the cap previously imposed by the conversion threshold provision. The Certificate of Amendment will also, among other things, amend the liquidation preferences of the Series A Convertible Preferred Stock in light of the issuance of the Series B Convertible Preferred Stock.
     The securities issued in the proposed private placement, if consummated, will not have been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements.
     The foregoing description of the proposed private placement and the transactions contemplated by or in connection with it does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement and the exhibits attached thereto. A copy of the Securities Purchase Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference. Forms of the Certificate of Designation, the Investor Rights Agreement, the warrant agreement to be issued to the Series B Purchasers and the Certificate of Amendment are attached as exhibits to the Securities Purchase Agreement. A copy of the press release that the Company issued regarding the proposed private placement is attached hereto as Exhibit 99.1.
Item 3.02 Unregistered Sales of Equity Securities.
     On August 19, 2005, the Company entered into the Securities Purchase Agreement described in Item 1.01 hereof. The description of the Securities Purchase Agreement and the transactions contemplated thereby, including the consideration for the issuance of the Company’s securities in the proposed private placement and the terms of their conversion, contained in Item 1.01 hereof are incorporated into this Item 3.02 by reference.
     The Company expects that the issuance and sale of the securities pursuant to the Securities Purchase Agreement will, if consummated, be exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. The Company has furnished certain information to the purchasers as required by Regulation D, all of whom have provided certain representations to the Company evidencing that they are “accredited investors” as defined in Regulation D. The Company has not engaged in general solicitation or advertising with regard to the proposed private placement and has not offered securities to the public in connection with the proposed private placement.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated August 19, 2005, by and among the Company, EMC Corporation and certain affiliates of Advent International Corporation

99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTI TECHNOLOGY CORPORATION
Date: August 22, 2005	By:	/s/ Scott Poteracki
Scott Poteracki
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated August 19, 2005, by and among the Company, EMC Corporation and certain affiliates of Advent International Corporation

99.1	Press Release